UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):November 25, 2015

PGT, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-52059	20-0634715
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive
North Venice, Florida 34275
(941) 480-1600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry Into A Material Definitive Agreement.

On November 25, 2015, PGT, Inc., (the “Company”) through its wholly-owned subsidiary PGT Industries, Inc. (“PGT”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Windoor Incorporated, a Florida corporation (“WinDoor”), LTE, LLC, a Florida limited liability company (“LTE”, and together with WinDoor, the “Acquired Companies”), R. Frank Lukens, Jr. Revocable Trust, solely in its capacity as the representative of the equity holders of the Acquired Companies (the “Representative”) and the sellers identified on the signature pages thereto (the “Sellers”).  Pursuant to the terms and conditions of the Purchase Agreement, PGT will purchase all of the issued and outstanding shares of WinDoor’s common stock, par value $.01 per share and all of the issued and outstanding membership units of LTE (the “Acquisition”).

Under the terms of the Purchase Agreement, PGT will pay aggregate consideration of $102 million in cash, as adjusted with respect working capital, cash, indebtedness and unpaid transaction expenses of the Acquired Companiesas of the closing date of the Acquisition.  The Sellers may also earn a potential one-time payment  of up to $3 million in cash based upon the Acquired Companies 2016 financial performance (the “Earnout Payment”).

The Purchase Agreement contains customary representations, warranties and covenants of the Acquired Companies, the Sellers and PGT.  Subject to certain limitations, certain Sellers will be required to indemnify PGT for damages resulting from any breaches of the Acquired Companies’ or the Sellers’ representations, warranties and covenants made in the Purchase Agreement and certain other matters. To supplement the indemnification provided by the Sellers, PGT has obtained representation and warranty insurance.

The consummation of the Acquisition is subject to certain closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of a material adverse effect on the Acquired Companies; and (iii) other customary closing conditions.

Concurrently with entering into the Purchase Agreement, the Company received a commitment letter (the “Commitment Letter”) from Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., SunTrust Bank, and SunTrust Robinson Humphrey, Inc. The Commitment Letter provides a commitment, subject to customary conditions precedent, to provide the Company and its subsidiaries with financing for (i) the transactions contemplated by the Purchase Agreement; (ii) the refinancing of outstanding indebtedness; (iii) costs and expenses related to the Acquisition; and (iv) ongoing working capital and general corporate purposes (collectively, the “Financing”). The Financing is anticipated to consist of (i) a term loan facility in the aggregate principal amount of $310 million and (ii) a revolving credit facility in the aggregate principal amount of $40 million, each of which will be guaranteed by the Company’s existing and future domestic subsidiaries.

The Purchase Agreement may be terminated under certain circumstances, including, among others, (i) by either party if the Acquisition is not consummated on or before March 18, 2016; (ii) by PGT, (A) if either Acquired Company has breached any representation, warranty, or covenant contained in the Purchase Agreement and (1) such breach cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach and (2) with respect to the breach of a covenant contained in the Purchase Agreement, only if the performance or satisfaction of the relevant covenant or agreement by the Sellers, the Representative or the Acquired Companies, as applicable, prior to March 18, 2016 would be impossible, or (B) if the Financing becomes unavailable on terms set forth in the Commitment Letter; and (iii) by the Representative, (A) if PGT has breached any representation, warranty, or covenant contained in the Purchase Agreement and (1) such breach cannot be or has not been cured within thirty (30) days following delivery of written notice of such breach and (2) with respect to the breach of a covenant contained in the Purchase Agreement, only if the performance or satisfaction of the relevant covenant or agreement by PGT prior to March 18, 2016 would be impossible, or (B) if the Financing becomes unavailable on terms set forth in the Commitment Letter.

The Purchase Agreement provides that if PGT terminates the Purchase Agreement due to unavailability of the Financing, PGT will be required to pay WinDoor a reverse termination fee equal to $2 million.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by PGT and the Acquired Companies in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

On November 30, 2015, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2015	PGT, INC.

	By:	/s/ Mario Ferrucci III
Name: Mario Ferrucci III
Title: Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated November 25, 2015, among PGT, the Acquired Companies, the Representative and the Sellers identified on the signature pages thereto. Certain schedules referenced in the Stock Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release dated November 30, 2015.